SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                         Date of Report: March 18, 2003


                (Date of earliest event reported: March 14, 2003)


                                  DynTek, Inc.

             (Exact name of registrant as specified in its charter)


         Delaware                       1-11568                 95-4228470

(State or other jurisdiction          (Commission             (IRS Employer
        of incorporation)              File Number)          Identification No.)




18881 Von Karman Avenue, Suite 250, Irvine, CA                    92612

     (Address of principal executive offices)                   (Zip Code)





Registrant's telephone number, including area code (949) 798-7200





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Item 2.       Acquisition or Disposition of Assets

On March  14,  2003,  effective  as of  March 1,  2003,  DynTek  Services,  Inc.
("Services"), the wholly-owned subsidiary of DynTek, Inc ("DynTek"), entered into an Asset Purchase Agreement with First Transit, Inc. (the "Agreement"), pursuant to which Services sold to First Transit, Inc. certain specific assets relating to the transportation management division of Services. The assets sold consisted of Services's interests in the following contracts to provide non-emergency transportation related services and related assets used in connection with performance of such contracts by Services: State of Connecticut Human Service Contract between Services and the State of Connecticut Department of Human Services; an Agreement between Services and the County Board of Arlington County, Virginia; and a Contract for Non-Emergency Transportation Services Prior Approval Program between Services and the Illinois Department of Public Aid (collectively, the "Purchased Assets"), as well as the assumption of all vendor and services sub-contract agreements relating to the Purchased Assets. The Purchase Price paid to Services by First Transit, Inc. consisted of:
(i)  $3,700,000  (less a $500,000  Holdback)  paid at closing on March 14, 2003,
(ii) $2,750,000 to be paid on or before April 1, 2003 and (iii) up to $1,750,000 to be paid in the event that First Transit, Inc. is able to obtain extension of the Illinois Department of Public Aid contract for a period of up to three years beyond May 31, 2004 under certain specified conditions. As part of the Agreement, Services also agreed to not compete with First Transit in business of the type currently performed based upon the Purchased Assets for a period of five years within the United States.

Item 5.       Other Events and Required FD Disclosure

DynTek and Foothill Capital Corporation ("Foothill") entered into (i) a Waiver, Consent and Acknowledgement and (ii) Amendment No. 17 to Loan and Security Agreement, pursuant to which Foothill consented to Services's sale of certain specified assets relating to the transportation management division of Services and released its liens against the assets sold. (See Item 2, above). In consideration for Foothill's consent, specific covenants and terms of the Loan and Security Agreement, dated as of September 30, 1998 (as amended), between Foothill and Services (through its predecessor Data Systems Network) (the "Loan and Security Agreement") were also amended to provide, among other things, limitations on the availability of future advances to Services under the Loan and Security Agreement.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits.

     10.1 Asset Purchase Agreement, dated March 14, 2003, between DynTek Services, Inc. and First Transit, Inc. (without Schedules and Exhibits).

     10.2 Amendment No. 17 to Loan and Security Agreement, dated March 14, 2003,
by  and  among  DynTek  Services,   Inc.,  DynTek,  Inc.  and  Foothill  Capital
Corporation.

     10.3 Waiver, Consent and Acknowledgement, dated March 14, 2003, by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

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     10.4  Amendment  No. 16 and Waiver,  dated as of February 19, 2003,  by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

     99.1 Press Release announcing Asset Purchase Agreement closing, dated March 18, 2003.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     March 18, 2003           DYNTEK, INC.



                                       By
                                         ---------------------------------------
                                         James Linesch, Chief Financial Officer


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Exhibit 10.1 Asset  Purchase  Agreement,  dated March 14, 2003,  between  DynTek
     Services, Inc. and First Transit, Inc. (without Schedules and Exhibits).



                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made on March14, 2003, to be effective as of March 1, 2003 (the "Effective Date"), by and among DYNTEK SERVICES, INC., a Delaware corporation, (the "Seller") and FIRST Transit, INC., a Delaware corporation (the "Purchaser").

                                   Background

     Seller is engaged in the business of providing non-emergency transportation related call center services. Seller desires to sell and Purchaser desires to purchase certain specific assets relating to the transportation management division of Seller (the "Division"), all as more particularly described herein.

                                    Agreement

     NOW  THEREFORE,  in  consideration  of  the  representations,   warranties,
covenants and agreements contained in this Agreement and other consideration, the sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

     1. Certain General Definitions. In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person or (ii) as to a partnership, each general partner thereof, and, as to a limited liability company, each managing member or similarly authorized person thereof (including officers or managers). For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of greater than twenty percent of the equity interest in, or the voting control of, such Person.

     1.2 "Code" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended.

     1.3 "Environmental Law" shall mean any Law pertaining to occupational health and safety or the environment, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et. seq., (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., (iii) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., (iv) the Clear Air Act, 42 U.S.C. Section 7401, et seq., (v) the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., (vii) the Occupational Safety and Health Act of 1979, 29 U.S.C. Section 651, et seq., and
(viii) the Community Right to Know Act, 42 U.S.C. Section 11001, et seq., all as amended and as in effect on the Effective Date and the Closing Date.

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     1.4 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.5 "Governmental Authority" shall mean any government or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic, and whether national, federal, tribal, state, regional, local or municipal, and shall include any securities exchange.

     1.6 "Law" or "Laws" shall mean any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other written pronouncement of any Governmental Authority having the effect of law whether in the United States, any other country, or any domestic or foreign state or province, county, city or other political subdivision including without limitation the regulations of any applicable stock exchange.

     1.7 "Lien" or "Liens" shall mean any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, adverse claim, levy, charge, option, equity or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, excepting any restrictions on transfer generally arising under any applicable securities Law.

     1.8 "Material Adverse Effect" shall mean, with respect to Seller, any event, circumstance, change, condition, development or occurrence, either individually or in the aggregate with all other related events, circumstances, changes, conditions, developments or occurrences, resulting in or which would reasonably be expected to result in a significant adverse effect on (a) the Division (as now conducted), results of operations, condition (financial or otherwise), Division properties, Division value, Division assets or liabilities (contingent or otherwise) of Seller, (b) the legality or enforceability of this Agreement, or (c) the ability of Seller to perform its obligations and to consummate the transactions contemplated by this Agreement.

     1.9 "Person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization, trust or other entity.

     1.10 "Tax  Returns"  shall  include all  federal,  state,  local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

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     1.11 Table of Additional  Terms. In addition to the terms otherwise defined in this Section 1, the following terms are defined in the following respective Sections of this Agreement:

         Term                                                      Section
         ----                                                      -------
         Additional Purchase Price                                 4.1.3
         Agreement                                                 Preamble
         Allocation                                                4.4
         Benefit Plans                                             6.11.1
         Cash Compensation                                         6.10.1
         Closing                                                   5.1
         Closing Date                                              5.1
         Closing Date Statement                                    4.2
         Closing Statement                                         4.1
         Collateral Agreements                                     5.2
         Commitment                                                8.5
         Compensation Plans                                        6.10.2
         Contamination                                             6.7
         Contracts                                                 2.1
         Covenant Period                                           12.1
         Division                                                  Preamble
         Dynride/Passport                                          2.7
         Effective Date                                            Preamble
         Employee Policies and Procedures                          6.10.4
         Employment Agreements                                     10.11
         Environmental Condition                                   6.7
         Financial Statements                                      6.15
         GAAP                                                      4.1.3
         General Assignment and Assumption Agreement               5.2.1(viii)
         Hazardous Substance                                       6.7
         Holdback                                                  4.3
         Insurance Policies                                        6.14
         Intellectual Property                                     2.5
         Notice of Dispute                                         4.2
         Permits                                                   2.3
         Projected Contract Net Revenue                            4.1.3
         Proprietary Rights                                        2.5
         Purchased Assets                                          2
         Real Property                                             6.8
         Release                                                   6.7
         Restricted Area                                           12.1
         Seller Contracts                                          6.6
         Seller Employment Agreements                              6.10.3
         Set-Off Notice                                            13.4
         State of Illinois Agreement                               4.1.3
         Trapeze                                                   2.7

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     2. Assets to be Purchased. On the Closing Date and subject to the terms and conditions herein expressed, Seller will sell, convey, transfer, assign, set over and deliver to Purchaser all of Seller's right, title and interest in and to the following assets (collectively, the "Purchased Assets"):

     2.1 the contracts and agreements listed on Exhibit 2.1, including but not limited to the contracts between Seller and the State of Connecticut, the State of Illinois, and Arlington County, Virginia and certain vendor agreements, all as related to the Division (collectively the "Contracts");

     2.2 all outstanding deposits, security deposits, prepayments and any other sums previously paid with respect to the Division relating to periods after the Closing Date;

     2.3 certain transferable permits and licenses used by the Division on the Closing Date and identified on Exhibit 2.3 (collectively, the "Permits");

     2.4 the office furniture and equipment (including business related telephones and any other communications equipment), machinery, tools and related equipment, inventory, work in progress, automobiles, service vehicles and all other personal property related to and used solely in connection with the operation of the Division, including but not limited to the ACD switch and peripherals from Pulaski, 30 workstations from Pulaski, and 30 computers from Pulaski (with off-the-shelf software installed in such computers, including without limitation, operating systems and word processing software), together with all transferable warranties and indemnities of manufacturers or vendors of such assets or parts or components thereof all as identified on Exhibit 2.4 .

     2.5 all know-how, show-how, confidential or proprietary information, trade secrets, designs, processes, computer software or database contents proprietary to Seller, research in progress, inventions or invention disclosures (whether patentable or unpatentable), drawings, schematics, blueprints, flow sheets, designs, models, copyrights, copyright registrations, copyright mask works, copyright applications, patents, patent applications, patents pending, patent disclosures on inventions, all patents issued upon said patent applications based upon such disclosures, all registered and unregistered trade names, trademarks, service marks and appurtenant goodwill, domain names, Uniform Resource Locators, product designations, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof which are owned by Seller, or transferable rights thereto are possessed by Seller (collectively referred to as "Intellectual Property"), and which are in direct and exclusive use in the operation of the Division (collectively, the "Proprietary Rights"). For the Intellectual Property which is not in direct and exclusive use in the operation of the Division, Seller grants Purchaser a perpetual non-exclusive right to use such Intellectual Property in the direct support of current and future transportation services related business, and such Intellectual Property may not be used in support of other lines of business by Purchaser or its transferees;

     2.6 all personnel records of employees of the Division who become employed by Purchaser within ten days from the Effective Date, customer lists, mailing lists and all accounting, sales, pricing, asset maintenance/repair and other data, files, records and reports relating to the Purchased Assets, the Division or liabilities assumed by Purchaser under this Agreement;

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

     2.7 all software and computer hardware in current use in the support of the business of the Division to which Seller possesses transferable rights, including but not limited to a right to use the Trapeze software products
("Trapeze") and title to the Dynride/Passport software products ("Dynride/Passport") as such are in current use in direct and exclusive support of the Division, and any software installed on the computer hardware described herein and in Section 2.4;

     2.8 the right to use all telephone numbers used by Seller in the conduct of the Division; and

     2.9 all other assets, properties and rights of any kind or nature which are being used in the direct and exclusive operation of the Division, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

     3. Assumption of Liabilities; Disclaimer of Other Liabilities. With the exception of obligations accruing under the Contracts that relate to matters or events which occur or fail to occur after the Closing Date, Purchaser does not assume and will not be responsible for any debts, obligations or liabilities of Seller, accrued or unaccrued, fixed or contingent, regardless of the character thereof and regardless of when asserted.

     4. Purchase Price.

     4.1 Purchase Price. Purchaser agrees to pay to Seller the Purchase Price on the terms and conditions set forth in this Agreement. The Purchase Price shall be as follows, payable in the manner and to the parties as set forth on a closing statement (the "Closing Statement"):

     4.1.1 The amount of  $3,700,000,  less the amount of Holdback as defined in
Section 4.3 of the Agreement, shall be paid at Closing via wire transfer or other method as agreed by Purchaser and Seller;

     4.1.2 The amount of $2,750,000 shall be paid via wire transfer or other method as agreed by Purchaser and Seller on or before the close of business on April 1, 2003; and

     4.1.3 Seller shall have the potential to receive additional Purchase Price in the maximum amount of $1,750,000 ("Additional Purchase Price") to the extent that the term of that certain agreement between the State of Illinois and Seller (the "State of Illinois Agreement"), which currently terminates on May 31, 2004 (the "Term") may be extended for up to three successive one-year periods beyond May 31, 2004. Not later than five business days (as determined under the laws of the State of Ohio), following the date that each such one-year Term extension is authorized or approved by the State of Illinois, Purchaser shall pay to Seller, on a dollar for dollar basis up to a maximum amount of $583,333, an amount equal

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

to the Projected Contract Net Revenue during each such one-year extension Term; provided, that to the extent that the applicable Term extension is for more than a one-year period, the payment to Seller shall be made not later than such five business days following the date such Term extension is authorized or approved by the State of Illinois, and shall equal the aggregate Projected Contract Net Revenue for the period of the Term extension, subject to a maximum of $583,333 for each full one-year period of the Term extension. For the purposes of this
Section 4.1.3, "Projected Contract Net Revenue" shall mean the projected gross revenue minus the projected cost of sales attributable solely to the State of Illinois Agreement, as determined in good faith by Purchaser for the year(s) in question.

     4.2 Post Closing Adjustment of Purchase Price. The parties acknowledge that certain adjustments to the Purchase Price following Closing may be necessary to allocate revenue and expenses to reflect the transfer of the Purchased Assets and assumption of the Assumed Liabilities effective as of the Effective Date. In order to make such allocations, within 90 days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement of (i) all customary prorations with respect to personal property taxes, real property taxes, water and sewer charges and other assessments, rent, utilities, property and equipment and machinery rentals, payments under the Contracts, and other proratable charges directly related to the Purchased Assets, adjusted between the parties as of the Closing Date; (ii) any claims paid by Purchaser as contemplated by Section 12.5 of this Agreement; and (iii) the amount of any claims for indemnification under
Section 13 of this Agreement (the "Closing Date Statement"). Unless Seller delivers to Purchaser, within ten days of receipt of the Closing Date Statement, a notice setting forth a dispute of the items set forth in the Closing Date Statement (a "Notice of Dispute"), the amounts due either party as set forth on the Closing Date Statement shall be promptly paid by the applicable party. If Seller delivers to the Purchaser a Notice of Dispute, Seller and Purchaser shall endeavor in good faith to resolve any disputed items within 30 days after the date of the Purchaser's receipt of the Notice of Dispute. All amounts not in dispute shall be paid promptly to the applicable party. If such parties are unable to resolve such items in dispute within such 30 day period, Purchaser and Seller shall promptly select a nationally known independent accounting firm with no present or prior relationship to Purchaser or Seller to resolve the disputed items, and the determination of the independent accountants in respect of such disputed items shall be conclusive and binding on the parties. The fees of the independent accountant shall be shared equally by Purchaser and Seller. Seller and Purchaser shall cooperate with each other in connection with the matters contemplated by this Section, including by furnishing such information and access to books, records (including accountants' work papers), personnel and properties as may be reasonably requested.

     4.3 Holdback. At Closing, Purchaser shall retain $500,000 of the Purchase Price (the "Holdback"). The Holdback shall be retained by Purchaser to secure the Purchase Price Adjustment described in Section 4.2. Any amount of the Holdback not payable to Purchaser under Section 4.2 of this Agreement shall be paid to Seller promptly after the completion of the matters set forth in Section
4.2. The terms of Section 13.4 shall not apply to this Section 4.3.

     4.4 Allocation of Purchase Price. The parties agree that the Purchase Price for the Purchased Assets shall be allocated among the Purchase Assets in the manner set forth on Exhibit 4.4 (the "Allocation"). Any adjustment for additions and deletions of the Purchased Assets shall be reflected pro rata among the Purchased Assets and the Allocation shall be deemed so amended for all purposes.

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     4.5 Sales and Transfer  Taxes.  Seller shall be responsible  for the timely filing of any and all income and other tax returns related to Seller and all tax liability related thereto. Seller shall be responsible for all tax liability associated with the transactions contemplated by this Agreement relating to federal and state income tax, and use taxes associated with the transactions contemplated by this Agreement. Purchaser shall be responsible for any state
sales  tax,  and  personal   property,   transfer  costs   associated  with  the
transactions contemplated by this Agreement.

     5. Closing and Documents to be Delivered at Closing.

     5.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place within five business days following the date on which the conditions set forth in this Agreement have been satisfied or duly waived or on such other date as the parties mutually agree, but in no event later than March 14, 2003 (the "Closing Date"), to be effective as of the Effective Date. All deliveries to occur at Closing shall be deemed to have occurred simultaneously.

     5.2 Documents to be delivered at Closing. The General Assignment and Assumption Agreement (as defined herein), the Employment Agreements (as defined herein), the bill(s) of sale covering the Purchased Assets, and any other agreements, documents, or instruments contemplated by this Agreement shall be collectively referred to in this Agreement as "Collateral Agreements."

     5.2.1 At the Closing, Seller shall deliver to Purchaser:

          (i) one or more bills of sale for the Purchased Assets,  together with
          (i) documents in form and substance reasonably satisfactory to counsel for Purchaser evidencing releases of any Liens on any of the Purchased Assets other than Liens on Real Property the existence of which would not result in a Material Adverse Effect, (ii) an assignment of each of the Real Property Leases by Seller to Purchaser in assigning the Real Property Leases and all of Seller's right, title and interest thereunder and in the Real Property leased pursuant thereto free and clear of all Liens, and (iii) such other instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser and its counsel, as shall be effective to convey, transfer and assign to Purchaser good title to the Purchased Assets free of all Liens;

          (ii) assignment/estoppel certificates from each landlord of Seller in substantially the form and substance annexed hereto as Exhibit 5.2.1(ii) to the extent Seller is able to obtain such certificates using commercially reasonable efforts;

          (iii) originals of the Contracts and Permits, together with all consents and other executed documents necessary to validly assign such contracts or, if requested by Purchaser, transfer such Permits;

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

          (iv) an opinion of Seller's counsel, dated as of the Closing Date, satisfactory in scope and substance to counsel for Purchaser containing such opinions as set forth on the form of opinion letter set forth on Exhibit 5.2.1(iv);

          (v) a certificate of an officer of Seller certifying the resolutions of the Board of Directors of Seller authorizing Seller's execution and delivery of this Agreement and consummation of the transactions contemplated hereby;

          (vi) an incumbency certificate, executed by the corporate secretary of Seller, designating the officers and directors of Seller authorized to act on behalf of Seller, together with their specimen signatures, and certified copies of the certificate of incorporation and the bylaws of Seller, and attaching a Good Standing Certificate (or appropriate state equivalent) of Seller for Seller's state of incorporation and California, Connecticut, and Virginia;

          (vii) a certificate of an officer of Seller stating that the representations and warranties of Seller are true and correct in all respects on and as of the Closing Date, with the same effect as if such representations and warranties had been made on and as of the Closing Date, and that the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement have been duly performed in all material respects; and

          (viii) a general assignment and assumption agreement pursuant to which, as of the Closing Date, Seller will assign to Purchaser all Purchased Assets which are not subject to a bill of sale, or assignment of Real Property Lease, and Purchaser will assume the liabilities which Section 3 herein states that Purchaser will assume, substantially in the form set forth on Exhibit 5.2.1(viii) ("General Assignment and Assumption Agreement").

     5.2.2 At the Closing, Purchaser will deliver to Seller:

          (i) the cash portion of the Purchase Price in immediately available funds;

          (ii) the Closing Statement;

          (iii) the General Assignment and Assumption Agreement;

          (iv) an incumbency certificate, executed by the corporate secretary or assistant secretary of Purchaser, designating the officers, directors and representatives of Purchaser authorized to act on behalf of Purchaser, together with their specimen signatures, and certified copies of the certificate of incorporation and the bylaws of Purchaser and attaching a Good Standing Certificate of Purchaser for Purchaser's state of incorporation;

          (v) a certificate of an officer of Purchaser stating that the representations and warranties of Purchaser are true and correct in all respects on and as of the Closing Date, with the same effect as if such representations and warranties had been made on and as of the Closing Date, and that the covenants and agreements of Purchaser to be performed on or before the Closing Date in accordance with this Agreement have been duly performed in all material respects;

          (vi) a certificate of an officer of Purchaser certifying the adoption of resolutions by the Board of Directors of Purchaser authorizing Purchaser's execution and delivery of this Agreement and consummation of the transactions contemplated hereby; and

          (vii) Opinion of Purchaser's Counsel dated as of the Closing Date, reasonably satisfactory in scope and substance to counsel for Seller containing such opinions as set forth on the form of opinion letter set forth on Exhibit 5.2.2(vii).

     6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser the matters set forth below, except as set forth with particularity and in detail and arranged in paragraphs corresponding to the numbered paragraphs in this Section 6 on the Disclosure Schedules attached hereto and made a part hereof.

     6.1 Organization, Good Standing and Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has full authority and power to carry on the business of the Division as it is now conducted, and to own, lease or operate its properties used in the operation of the Division, as applicable. Seller is duly qualified to do business as a foreign corporation and in good standing and has all licenses, permits and qualifications in each jurisdiction where the nature of the Purchased Assets or the business of the Division makes such qualification necessary or appropriate and the absence of which would have a Material Adverse Effect.

     6.2 Noncontravention. The execution and delivery of this Agreement, the Collateral Agreements and any documents and agreements to be executed and delivered pursuant to this Agreement to consummate the transactions contemplated hereby and thereby do not and will not, except where it would not have a Material Adverse Effect, (i) violate any provision of the terms of any Law applicable to Seller, (ii) conflict with or result in a breach of any provision of Seller's certificate of incorporation, bylaws or other governing documents or result in a default under any of the terms, conditions or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation of any nature whatsoever to which Seller is a party or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Purchased Assets.

     6.3 Authorization for this Agreement. The execution, delivery and performance of this Agreement and the Collateral Agreements by Seller has been or prior to the Closing will be duly and validly authorized and approved by all necessary action on the part of Seller, and this Agreement and the Collateral Agreements are legally binding upon and enforceable against Seller in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the rights and remedies of creditors generally and by general principles of equity, regardless of whether in equity or at law.

     6.4 Title to Purchased Assets. Seller has good and marketable title to the Purchased Assets, free and clear of all Liens, and shall transfer such title to Purchaser at Closing. Seller has a valid leasehold interest in all Real Property free and clear of Liens, except such Liens the existence of which would not have a Material Adverse Effect. Seller is not engaged in or a party to, and, except as identified on Schedule 6.4, has no knowledge of, any legal action or proceeding before any court or Governmental Authority in respect of the Purchased Assets, the Division or the transactions contemplated by this Agreement that could have an adverse effect on the use or enjoyment of the Purchased Assets by Purchaser in the same manner as currently used and enjoyed by Seller. Seller's use of the Purchased Assets and operation of the Division is not in violation of any existing Law, except where it would not have a Material Adverse Effect. Seller owns, has a valid leasehold interest in, or has a valid license to use, all of the Purchased Assets and rights, whether tangible or intangible, used in the Division or necessary to permit the Purchaser to carry on the business of the Division subsequent to the Closing as it is currently conducted by Seller. The Purchased Assets are all of the assets necessary to carry on the business of the Division as it is currently conducted by Seller.

     6.5 Condition of Purchased Assets. The Purchased Assets are in good state of repair, reasonable wear and tear only excepted and meet and fulfill the requirements of all applicable Laws affecting same, except where it would not have a Material Adverse Effect. The computers of Seller constituting Purchased Assets include installed and functioning off-the-shelf software, including without limitation, operating systems and word processing software. The Purchased Assets will be maintained by Seller in such repair and meet and fulfill all such requirements on the Closing Date.

     6.6 Contracts. Except as set forth on Schedule 6.6, the Contracts and Seller's contract provider agreements with regard to its Connecticut operations (collectively, the "Seller Contracts") are all of the agreements, written or oral, to which Seller is a party and relate to the Division. The Seller Contracts provided to Purchaser are true, complete and up-to-date originals thereof (including all amendments, attachments, schedules and side letters relating to the terms of such contracts). Each of the Seller Contracts is in full force and effect and is a valid and enforceable obligation of Seller and the other parties thereto in accordance with its respective terms, and no defenses, off-sets or counterclaims have been asserted or, to Seller's knowledge, may be made by any party thereto, nor has Seller waived any rights thereunder. As to either party to the Seller Contracts, to the knowledge of Seller there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Seller has not received any termination notices and has no reason to believe that any of the other parties to the Seller Contracts intends to terminate prior to the end of its stated term, fail to renew or re-award any Contract or reduce the volume of goods or services subject to any Seller Contract, or is considering such action, or has determined not to consent to Seller's assignment to Purchaser of any Seller Contract.

     6.7 Environmental Matters. For the purposes of this Section 6.7, the following terms shall have the meanings set forth below:

     "Hazardous Substances" means all "hazardous substances", "pollutants", "contaminants", "hazardous materials", "toxic substances", "wastes", "hazardous wastes" and related materials (including, without limitation, asbestos) as now or hereafter defined in or subject to regulation under any applicable Environmental Law.

     "Release" means such occurrences as defined by CERCLA, and includes any intentional or accidental discharging, spilling, leaking, pumping, pouring, injecting, escaping, leaching, dumping, disposing or emitting into the environment of a Hazardous Substance in violation of Environmental Law.

     "Contamination" means any Release, including the presence of radon gas above the United States Environmental Protection Agency action level; and the presence of out of service, abandoned or leaking underground storage tanks in violation of Environmental Law.

     "Environmental Condition" means (1) any past or present Release of or Contamination with Hazardous Substances at, in, on, under or above the Property air, soils, surface water, or groundwater, (2) any injury to health, public safety or the environment relating to the Property or activities conducted at the Property, or (3) any violation or alleged violation of any Environmental Law relating to the Property or activities conducted at the Property.

     Seller represents and warrants to Purchaser that:

     (a) No part of the Real Property has ever been used by Seller or, to the best of Seller's knowledge, without inquiry or investigation, by any previous owners and/or operators of the Real Property (i) for generating, manufacturing, refining, treating, storing, processing, releasing or disposing of any Hazardous Substances in violation of any Environmental Law, (ii) as a landfill, dump or Hazardous Substances disposal or storage facility in violation of any Environmental Law, (iii) as a facility for industrial, military or manufacturing purposes, or (iv) as a gasoline service station, automobile repair shop or for the handling or storage of petroleum or petroleum products; and

     (b) Seller has not caused or permitted any Release on any part of the Real Property in violation of any Environmental Law, and to Seller's actual knowledge, no Environmental Condition or Contamination exists on the Real Property, or with respect to any activities conducted by Seller at the Real Property, which would reasonably be expected to have a Material Adverse Effect on the Division, the Purchased Assets or the Real Property or the use and operation thereof; and

     (c) No underground storage tanks have been installed by Seller which have not been closed or removed in accordance with Environmental Law.

     6.8 Real Property. Schedule 6.8 describes all real property (the "Real Property") used in the conduct of the Division. All leases of Real Property are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Real Property is in compliance with all applicable Laws, to Seller's knowledge. Seller has not received, and does not know of any notice of any asserted violations, pending or unresolved, of any zoning, building, environmental or other applicable Law relating to the operation of the Division or use of the Real Property.

     6.9 Affiliate Transactions. No officer, director or Affiliate of Seller or any relative or spouse (or a relative of such spouse) of any officer, director or Affiliate of Seller is a party to any agreement, contract, guaranty, commitment or transaction relating to the Division or has any interest in any personal or real property or contract relating to the Division. No officer, director or Affiliate of Seller, nor any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing; (i) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, sales agent, customer or client of Seller; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Seller uses in the conduct of the Division; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Seller.

     6.10 Employee Matters.

     6.10.1 Cash Compensation. A complete and accurate lists of the names, dates of hire, titles, annual cash compensation as of the Effective Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all Seller employees in the Division is set forth on Schedule 6.10.1. Such Schedule also contains a listing of the amounts paid to any independent contractor of Seller during the two years preceding the Effective Date as it pertains to the Division. Seller has no obligation to increase Cash Compensation of employees and/or independent contractors in the Division.

     6.10.2 Compensation Plans. A complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by Seller or to which Seller contributes on behalf of its current or former employees or other personnel in the Division is set forth on Schedule 6.10.2. The Compensation Plans include, without limitation, all plans, arrangements or practices that provide for severance, retention, change in control, termination, supplemental retirement or fringe benefits or pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Seller has provided or made available to Purchaser a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by Seller without participant consent and with no penalty or required payment.

     6.10.3 Seller Employment Agreements. Seller is not a party to any employment agreement ("Seller Employment Agreements") with respect to any of its employees or service providers. Seller Employment Agreements include, without limitation, employee leasing agreements, employee services agreements, management, consulting, severance and noncompetition agreements.

     6.10.4 Employee Policies and Procedures. A complete and accurate list of all employee manuals and handbooks and all policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of Seller in the Division is set forth on Schedule 6.10.4. Seller has provided or made available to Purchaser a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures pertaining to the Division.

     6.10.5 Unwritten Amendments. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures that would result in any liability to Seller.

     6.10.6 Labor Compliance. Seller has been and is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where such non-compliance would not have or be likely to result in a Material Adverse Effect. Seller is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing, except where such liability would not have or be likely to result in a Material Adverse Effect. Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees. Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or threatened against Seller before any Government Authority (nor does any valid basis therefor exist) or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Seller (nor does any valid basis therefor exist).

     6.10.7 Unions. Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit, with regard to the Division. No employees of Seller providing services to the Division are represented by any union, labor organization or collective bargaining unit. None of the employees of Seller providing services to the Division has threatened to organize or join a union, labor organization or collective bargaining unit, to Seller's knowledge.

     6.10.8 Aliens. All employees of Seller related to the Division are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

     6.11 Employee Benefit Plans.

     6.11.1 Identification. Schedule 6.11.1 contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA whether or not subject to ERISA) sponsored, maintained or participated in by Seller or to which Seller contributes (or has an obligation to contribute) on behalf of its current or former employees (or their beneficiaries or dependents) of the Division (the "Benefit Plans"). Seller has provided or made available to Purchaser copies of all plan documents and amendments thereto, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports and all schedules thereto, actuarial valuations, summary plan descriptions, summaries of modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt.

     6.11.2 Administration; Examinations. Each Benefit Plan has been administered and maintained in compliance with its terms and with all applicable Laws in all respects and Seller has made all necessary filings, reports and disclosures with respect to all applicable Benefit Plans, except for such noncompliance or non-filings as would not have a Material Adverse Effect. Seller has not received any notice that any Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any Government Authority and no such audit, investigation, action or proceeding is threatened.

     6.11.3 No Commitments. There is no plan or commitment, whether legally binding or not, to establish any new Benefit Plan, to enter into any Seller Employment Agreement or to modify or to terminate any Benefit Plan or Seller
Employment Agreement (except to the extent required by law or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to any employee of Seller in the Division.

     6.12 Litigation. There are no claims, lawsuits, actions, arbitrations or other proceedings pending or, to the Seller's knowledge threatened, with respect to this Agreement and the transactions contemplated hereby. There are no claims, lawsuits, actions, arbitrations or other proceedings or governmental investigations pending or, to the Seller's knowledge threatened, against Seller or any of its officers, directors, employees or Affiliates involving, affecting or relating to the Division, the Purchased Assets or the transactions contemplated by this Agreement. There are no outstanding judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or Governmental Authority, or by arbitration) against Seller, the Division, or, to the knowledge of Seller, the Real Property.

     6.13 Intellectual Property. A complete list of Proprietary Rights is set forth on Schedule 6.13. No proceedings have been instituted or are pending or threatened which challenge any rights with respect to the validity of the Proprietary Rights. None of the Proprietary Rights infringes upon or otherwise violates the rights of others or is being infringed upon by others, to the knowledge of Seller, and none is subject to any outstanding order, decree, judgment, stipulation or charge. No licenses, sublicenses or agreements granting rights in any of the Proprietary Rights have been granted or entered into by Seller. Seller has not received any notice of interference or infringement regarding any of the Proprietary Rights. Seller is not obligated to pay any royalties or make similar payments in respect of the Proprietary Rights. Seller is the owner of all right, title and interest in and to, or a licensee of, each Proprietary Right, free and clear of all liens.

     6.14 Insurance. Seller carries property, liability, workers' compensation and such other types of insurance pursuant to the insurance policies listed on
Schedule 6.14 (collectively the "Insurance Policies" and each individually, an "Insurance Policy"). The Insurance Policies are all of the insurance policies relating to the Division and the Purchased Assets. All of the Insurance Policies are issued by insurers of recognized responsibility, and are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Purchaser. Seller has not received any notice or other communication from any issuer of any Insurance Policy canceling such policy and, except as set forth on Schedule 6.14, to the knowledge of Seller, no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, or if there are, Seller has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Schedule 6.14 sets forth a list of all claims under any Insurance Policy filed by Seller during the immediately preceding two-year period. The Insurance Policies are sufficient for compliance with all requirements of applicable Law and the terms of leases to which Seller is a party, except to the extent that such lack of compliance would not have a Material Adverse Effect.

     6.15 Financial Statements. Seller has delivered to Purchaser prior to the Effective Date statements of profit and loss regarding each of the agreements between Seller and each of the State of Connecticut, State of Illinois and Arlington County, Virginia for the fiscal years ended December 31, 2001; (ii) monthly statements of profit and loss regarding each of the agreements between Seller and each of the State of Connecticut, State of Illinois and Arlington County, Virginia for the period beginning January, 2002 and ending January 2003;
(iii) a schedule of balance sheet accounts regarding the Division for the fiscal years ended December 31, 2001 and December 31, 2002; and (iv) projections regarding each of the agreements between Seller and each of the State of Connecticut, State of Illinois and Arlington County, Virginia for the period beginning February, 2003 and ending upon the expiration of each such agreement (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, fairly present the financial condition and results of operations of Seller as of the dates and for the periods indicated and have been prepared using GAAP, applied on a consistent basis.

     6.16 Undisclosed Liabilities and Obligations. The Financial Statements reflect all liabilities of Seller related to the Division, accrued, contingent or otherwise that would be required to be reflected on a balance sheet, or in the notes thereto, using GAAP, applied on a consistent basis. Except as set forth in the Financial Statements, Seller is not obligated in any way to provide funds in connection with any guarantee of, or to assume, any debt, obligation or dividend of any other Person.

     6.17 Absence of Certain Changes. Except as set forth on Schedule 6.17, since January 31, 2003, Seller has operated the Division only in the ordinary course of business consistent with past practice and has not, with regard to the operation of the Division:

     6.17.1 suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of Seller;

     6.17.2 contracted for the purchase of any capital asset having a cost in excess of $5,000 individually or $10,000 in the aggregate or made any single capital expenditure in excess of $5,000 or aggregate capital expenditure in excess of $10,000;

     6.17.3 incurred any indebtedness for borrowed money (other than short-term borrowing in the ordinary course of business consistent with past practice), or issued or sold any debt securities;

     6.17.4 incurred any liability or obligation or discharged any liabilities or obligations except in each case in the ordinary course of business consistent with past practice;

     6.17.5 paid any amount on any indebtedness prior to the due date, forgiven or canceled any claims or any debt, or released or waived any rights or claims except in the ordinary course of business consistent with past practice;

     6.17.6 mortgaged, pledged or subjected to any Lien any of the Division assets (other than statutory liens arising in the ordinary course of business consistent with past practice that do not detract in any material way from the value or interfere with the use of the Division assets);

     6.17.7 caused, created or permitted any damage or destruction to or loss of any Division asset (whether or not covered by insurance);

     6.17.8 acquired or disposed of any Division assets having an aggregate value in excess of $10,000, except in the ordinary course of business consistent with past practice;

     6.17.9 written up or written down the carrying value of any of the Division assets, other than accounts receivable in the ordinary course of business consistent with past practice;

     6.17.10 changed the costing system or depreciation methods of accounting for the Division assets in any respect;

     6.17.11 made any change in its accounting methods, principles or practices;

     6.17.12 lost or terminated any employee, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

     6.17.13 lost or terminated, or suffered any adverse change in its relationship with, any significant customer or supplier;

     6.17.14 increased the ongoing base compensation or benefits of any key employee or consultant;

     6.17.15 increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice), increased benefits under any Benefit Plan or hired any new employee who is expected to receive annualized compensation of at least $50,000, or increased its use of independent contractors except as consistent with its past practice;

     6.17.16 adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any action with respect to any other Benefit Plan);

     6.17.17 other than in the ordinary course of business consistent with past practice, increased the benefits payable under or established any Benefit Plan or in any other fashion increased the compensation payable or to become payable to any officers or employees of Seller, or entered into any contract or other binding commitment to effect any of the foregoing;

     6.17.18 made any payments to or loaned any money to any employee, officer, director or shareholder except for compensation paid to employees in Seller's ordinary course of business consistent with past practice;

     6.17.19 entered into any agreement providing for total payments in excess of $10,000 in any twelve month period with any Person or group, or modified or amended in any respect the terms of any such existing agreement, except in the ordinary course of business consistent with past practice;

     6.17.20 delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business consistent with past practice; or

     6.17.21 entered into any other commitment or transaction or experienced any other event that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.18 Taxes

     6.18.1 Filing of Tax Returns. Seller has properly prepared and duly and timely filed (in accordance with any extensions duly granted by the appropriate Governmental Authority, if applicable) with the appropriate Governmental Authorities all Tax Returns and reports required to be filed by Seller with any Governmental Authority. All such Tax Returns or reports are complete and accurate in all material respects. True and correct copies of such Tax Returns for the past five taxable years have heretofore been delivered or made available to Purchaser.

     6.18.2 Payment of Taxes. Except for such items as Seller may be disputing in good faith by proceedings in compliance with applicable law, each of which is described in Schedule 6.18.2, Seller (i) has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed, (ii) has properly accrued on its books and records for material taxes that have not yet become due for all taxable periods that have ended prior to the Closing Date, and (iii) is not delinquent in the payment of any tax, assessment or governmental charge.

     6.18.3 No Pending Deficiencies, Delinquencies, Assessments or Audits. Seller has not received any written notice that any tax deficiency or delinquency has been asserted against Seller. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Seller that has been asserted by any taxing authority. Neither the Shareholders nor Seller have received written notice that a taxing authority audit of Seller is pending or threatened. True and correct copies of any audit report issued within the last five years to any taxes due have been delivered or made available to Purchaser. Seller has not violated and is not in violation of any tax Law.

     6.19 Compliance with Laws. Seller has complied in all respects with all applicable Laws, except where such noncompliance would not have a Material Adverse Effect. Seller possesses all licenses, franchises, permits and governmental authorizations necessary to the conduct of the Division as now conducted (all of which are "Permits" referenced in Section 2.3). The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or materially adversely affect the rights and benefits afforded by the Permits. All Permits have been validly obtained and are in full force and effect. No proceeding is pending or, to the knowledge of Seller, threatened, seeking the revocation or limitation of any Permit. The Division is presently being conducted in a manner that does not violate in any material respect any of the terms or conditions under which any Permit was granted. The transactions contemplated by this Agreement will not violate any Law applicable to Seller related to bulk sales or bulk transfers of assets or properties.

     6.20 Consents. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Seller with, to or from any third party (including lessors of Real Property) or Governmental Authority in order to consummate the transactions contemplated herein are set forth in Schedule 6.20.

     6.21 Finder's Fee. No person is entitled to any brokerage, commission or finder's fee or any other like payment in connection with the transactions contemplated by this Agreement by reason of the action or agreement of Seller.

     6.22 Full Disclosure. All written information provided by Seller to Purchaser is true and correct. No representation, warranty or Exhibit contains any untrue statement of material fact or omits to state a material fact which is known or should have been known to Seller that is necessary to make the statement made not misleading. There is no fact or information known to Seller which has not been disclosed to Purchaser which has or could have a Material Adverse Effect.

     7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller the matters set forth below.

     7.1 Incorporation and Good Standing. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     7.2 Noncontravention. The execution and delivery of this Agreement, the Collateral Agreements and any documents and agreements to be executed and delivered pursuant to this Agreement to consummate the transactions contemplated hereby do not and will not (i) violate any provision of the terms of any Law applicable to Purchaser, (ii) conflict with or result in a breach of any provision of Purchaser's certificate of incorporation or bylaws or result in a default under any of the terms, conditions or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation of any nature whatsoever to which Purchaser is a party or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

     7.3 Authorization for this Agreement. The execution, delivery and performance of this Agreement and the Collateral Agreements by Purchaser has been or prior to the Closing will be duly and validly authorized and approved by all necessary action on the part of Purchaser, and this Agreement and the Collateral Agreements are legally binding upon and enforceable against Purchaser in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the rights and remedies of creditors generally and by general principles of equity, regardless of whether in equity or at law.

     7.4 Litigation. There are no lawsuits or governmental proceedings pending or threatened by or against Purchaser which would adversely affect the consummation of the transactions contemplated hereunder or any of the representations and warranties contained herein.

     8. Pre-Closing Covenants and Agreements.

     8.1 Conduct of Business. From the Effective Date through the Closing Date:

                  (a) Seller will carry on its business as it pertains to the Division in the usual and normal course consistent with its past business practices. Except with prior written consent of Purchaser, as regards the Division, Seller will not purchase any asset, enter into any contract or agreement or settle any debt involving more than $5,000 nor enter into any lease or vehicle purchase order;

                  (b) Seller will permit Purchaser and its representatives to have full access to the assets and properties of Seller, as regards the Division, Seller's auditors and legal counsel, and to all books and records of Seller, as regards the Division, at reasonable hours. Seller will furnish Purchaser with such financial and operating data and other information, as regards the Division, as Purchaser may from time to time request;

                  (c) Seller will maintain the Purchased Assets in good state of repair, reasonable wear and tear only excepted, and meet the requirements of all applicable safety, environment, building, zoning, fire, health and other laws, ordinances, rules and regulations affecting same;

                  (d) Seller will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness, as regards the Division, for any reason whatsoever, except in the ordinary course of business;

                  (e) Except pursuant to the terms of any contract executed on or before the Effective Date and made known to Purchaser or upon the direction of Purchaser, Seller will not dispose of any of the Purchased Assets or enter into or assume any obligation with respect thereto, or modify or amend in any respect, or terminate, any contract, agreement, lease, license or commitment which is part of the Purchased Assets, except as expressly contemplated by this Agreement. Seller shall not subject any of the Purchased Assets to any new Liens, or suffer any new Liens on the Purchased Assets to exist;

                  (f) Seller will not knowingly do any act or omit to do any act that will cause a breach of any contract, agreement, obligation, lease, license or commitment included in the Purchased Assets;

                  (g) Seller will promptly notify Purchaser in writing of any threatened lawsuit or claim against Seller relating to the Division, or any Material Adverse Effect or any projected or threatened Material Adverse Effect;

                  (h) Seller will keep in full force and effect insurance (including casualty and public liability policies) comparable in amount, scope and coverage maintained with respect to the Division as of the Effective Date;

                  (i) Seller shall give prompt written notice to Purchaser of any damage to or destruction or loss of any Purchased Assets occurring prior to Closing which exceeds or may exceed an aggregate of $5,000;

                  (j) Seller shall give prompt written notice to Purchaser of any occurrence, condition or act which Seller becomes aware of indicating that any of the other parties to the Contracts intends to or is considering termination, non-renewal, a reduction in the volume of, or refusal to consent to Seller's assignment to Purchaser of any such contract prior to the end of its stated term; and

                  (k) Seller shall not take any action which would cause any of the representations or warranties made in this Agreement not to be true and correct in all respects on and as of the Closing Date with the same force and effect as if such representation or warranty had been made on and as of the Closing Date, except for changes in any such representation or warranty approved in writing by Purchaser. Seller will not agree to take any actions prohibited by this Section 8.1, except as may be approved in writing by Purchaser.

     8.2 Third Party Consents and Releases. Seller shall use its best efforts to obtain the assignments of the Contracts as described in Section 2.1 and Permits. Seller will use its best efforts to obtain any and all necessary consents and releases of creditors, whether secured or unsecured, or other third parties with respect to the transactions contemplated by this Agreement.

     8.3 Employee Matters. Seller will terminate all of its employees employed in connection with the Division prior to the Closing. Seller will be solely responsible for severance pay and other liabilities or obligations arising out of such employment and termination and for all accrued compensation, vacation pay, sick pay and other benefits with respect to such employees whether or not such employees become employees of Purchaser on or after the Closing Date and shall pay or otherwise discharge such obligations in a timely manner. Purchaser will, in its sole discretion, consider for employment Seller's current employees, but shall be under no obligation to offer employment to any of Seller's employees. Any employee offered employment by Purchaser will be required to meet Purchaser's employment requirements, including but not limited to, drug and alcohol tests and background reviews.

     8.4 Customers and Suppliers. From the Effective Date through the Closing Date, Seller shall use its best efforts to maintain good relationships with all of the vendors and customers of the Division and to assist Purchaser in its efforts to encourage such parties to continue to do business with the Purchaser after the Closing. If Purchaser requests, before or after the Closing, Seller shall deliver to Purchaser or directly to the former customers or suppliers of the Division, as directed by Purchaser and at Purchaser's expense, letters prepared by Seller to the reasonable satisfaction of Purchaser and executed by Seller, pursuant to which Seller shall advise each addressee that the Purchased Assets have been sold to Purchaser.

     8.5 Cooperation and Efforts. The parties agree to cooperate with one another and to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done, all things necessary or proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals to be provided by each of them hereunder.

     8.6 Public Releases. Between the Effective Date and the Closing Date, Purchaser and Seller shall agree with one another as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party hereto from making any disclosure which it deems necessary in light of applicable Laws.

     9. Conditions to Seller's Obligation to Close. The obligations of Seller to consummate this Agreement and the Collateral Agreements are subject to the satisfaction of the following conditions, on or before the Closing Date, unless waived by Seller:

     9.1 Representations and Warranties True. There shall be no inaccuracy in any representation or warranty of Purchaser set forth herein and such representations and warranties shall be true and correct in all material respects as of the Closing Date as though made on and as of that date.

     9.2 Performance of Covenants. Purchaser shall have performed each covenant and obligation required to be performed by it under this Agreement prior to the Closing Date.

     9.3 No Proceedings. No claim, action, suit, investigation, judgment or other proceeding brought by any Governmental Authority or third party shall be pending, in force or threatened that, if successful, would prohibit the consummation or require rescission of any of the transactions contemplated by this Agreement or the Collateral Agreements.

     9.4 Authority. All actions required to be taken by or on the part of Purchaser to authorize the execution, delivery and performance of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

     9.5 Closing Deliveries. Purchaser shall have delivered all items required by this Agreement to be delivered by Purchaser at or before the Closing.

     9.6 Other Actions. All actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

     9.7 Opinion of Counsel.  Seller shall have  received the opinion of counsel
for  Purchaser   substantially  in  the  form  attached  as  hereto  as  Exhibit
5.2.2(vii).

     9.8 Third Party Consents. Seller shall have obtained all consents to assignment of the Contracts as described in Section 2.1 and Permits, to the extent such consents are required by the terms of such Contracts or Permits, as applicable, in order to consummate the transactions contemplated by this Agreement. Seller shall have obtained any and all necessary, as determined by Seller in its reasonable discretion, consents and releases of creditors, whether secured or unsecured, or other third parties in order to consummate the transactions contemplated by this Agreement and the Collateral Agreements.

     10. Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to consummate this Agreement and the Collateral Agreements is subject to the satisfaction of the following conditions, on or before the Closing Date, unless waived by Purchaser:

     10.1 Representations and Warranties True. There shall be no inaccuracy in any representation or warranty of Seller set forth herein and such representations and warranties shall be true and correct in all material respects as of the Closing Date as though made on and as of that date.

     10.2 Performance of Covenants. Seller shall have performed each covenant and obligation required to be performed by it under this Agreement prior to the Closing Date.

     10.3 No Proceedings. No claim, action, suit, investigation, judgment or other proceeding brought by any Governmental Authority or third party shall be pending, in force or threatened that, if successful, would prohibit the consummation or require rescission of any of the transactions contemplated by this Agreement or the Collateral Agreements, or divestiture by Purchaser of any business purchased hereunder or any of the Purchased Assets or impose restrictions on the operation by Purchaser of the Purchased Assets following the Closing.

     10.4 Opinion of Counsel. Purchaser shall have received the opinion of counsel for Seller substantially in the form attached as Exhibit 5.2.1(iv) and otherwise reasonably satisfactory in scope and substance to counsel for Purchaser.

     10.5 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

     10.6 Authority. All actions required to be taken by, or on the part of, Seller to authorize the execution, delivery and performance of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

     10.7 Closing Deliveries. Seller shall have delivered all items required by this Agreement to be delivered by Seller at or before the Closing.

     10.8 No Loss to Purchased Assets. There shall not have occurred a loss of or damage to the Purchased Assets in the aggregate over $5,000, unless Seller has replaced the damaged, stolen or lost Purchased Asset(s) to the reasonable satisfaction of Purchaser prior to Closing.

     10.9 Real Property. Seller shall have provided assignments to Purchaser of Seller's leases of the Real Property substantially in the form and substance as that attached as Exhibit 5.2.1(ii).

     10.10 Third Party Consents. Seller shall have obtained all consents to assignment of the Contracts as described in Section 2.1 and Permits, to the extent such consents are required by the terms of such Contracts or Permits, as applicable, in order to consummate the transactions contemplated by this Agreement. Seller shall have obtained any and all necessary, as determined by Purchaser in its reasonable discretion, consents and releases of creditors, whether secured or unsecured, or other third parties in order to consummate the transactions contemplated by this Agreement and the Collateral Agreements.

     10.11 Employment Agreements. Purchaser shall have negotiated employment agreements and/or consulting arrangements with Ryan Larsen, Jason Ellis, and three contract managers (collectively, the "Employment Agreements") to be specified by Purchaser prior to Closing.

     10.12 Telecommunications Agreement. Purchaser shall have obtained an agreement or agreements of telecommunications services providers reasonably acceptable to Purchaser to provide such telecommunications services Purchaser reasonably deems necessary to operate the Purchased Assets following the Closing, on the terms and conditions reasonably satisfactory to Purchaser.

     10.13 Software Licenses. Purchaser shall have obtained a license or other right to use Trapeze on the terms and conditions reasonably satisfactory to Purchaser.

     10.14 Parent Approval. Purchaser shall have obtained approval of the transaction contemplated in this Agreement from its ultimate corporate parent, First Group, plc.

     10.15 Other Actions. All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser.

     11. Termination.

     11.1 Termination by Purchaser. This Agreement may be terminated by Purchaser at any time prior to Closing upon written notice to Seller: (i) if Seller suffers a Material Adverse Effect; (ii) if any of the representations and warranties made by Seller to Purchaser is false or misleading as of the date made; or (iii) if any of the representations and warranties made by Seller to Purchaser is false or misleading as of the Closing Date.

     11.2 Termination by Seller. This Agreement may be terminated by Seller (i) if any of the representations and warranties made by Purchaser at any time prior to Closing is false or misleading as of the date made, or (ii) if any of the representations and warranties made by Purchaser at any time prior to Closing is false or misleading as of Closing Date.

     11.3 Termination by Either Seller or Purchaser. Either Seller or Purchaser shall have the right to terminate this Agreement if the Closing does not occur prior to May 1, 2003.

     11.4 Effect of Termination. In the event this Agreement is terminated by Purchaser pursuant to Section 11.1(ii), or by Seller pursuant to Section 11.2(i) Purchaser or Seller, respectively, shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under Section 11.1(i), Section 11.1(iii), Section 11.2(ii) or Section 11.3, the parties hereto shall stand fully released and discharged of any and all obligations under this Agreement.

     12. Post-Closing Covenants and Agreements.

     12.1 Noncompetition; Nonsolicitation. In order to protect the legitimate business interests of Purchaser, Seller hereby covenants and agrees that, for the period beginning on the Closing Date and ending on the fifth anniversary of termination of the Closing Date (the "Covenant Period"), neither Seller nor any Affiliate shall, directly or indirectly, (i) engage in, render services or advice to, serve as a consultant, partner, agent, member, shareholder or otherwise assist in any way any person or entity that engages in business of the type currently performed by the Division, or is undertaking to engage in business of the type currently performed by the Division, or compete in any way with business of the type currently performed by the Division, within the United States of America (the "Restricted Area"), or (ii) own, control, invest in or participate in any Person that engages in business of the type currently performed by the Division, or competes in any way with business of the type currently performed by the Division, within the Restricted Area; provided, that it shall not be a violation of this covenant if Seller owns 5% or less of the outstanding shares or other securities of a company whose shares or other securities are registered with the Securities and Exchange Commission under
Section 12 of the Securities Exchange Act of 1934, as amended. Seller further covenants and agrees that, during the Covenant Period, neither Seller nor any Affiliate shall, directly or indirectly (A) solicit, divert or take away, or attempt to solicit, direct or take away from Purchaser the business of the type currently performed by the Division for any Customer (as defined below), or (B) request or induce any employee of Purchaser to terminate his or her employment with Purchaser or hire or employ, without the express written consent of Purchaser, any person who is now or hereafter becomes an employee of Purchaser who works for Purchaser in connection with business of the type currently performed by the Division. For purposes of this Section 12.1, the term "Customer" shall mean any actual customer of Purchaser, Seller or any Affiliate of Seller (other than DynCorp) served with respect to business of the type currently performed by the Division within the three year period prior to the Effective Date. It is understood and agreed that breach of any provision of
Section 12.1 of this Agreement will result in irreparable injury to Purchaser. In the event of a breach or threatened breach of any of the provisions of this
Section 12.1,  Purchaser shall be entitled to specifically  enforce this Section
12.1 and enjoin Seller or any Affiliate of Seller from violating or breaching any of its terms and further enjoining Seller or any Affiliate of Seller from rendering any services to any person, firm, corporation, association or other entity in breach of this Section 12.1. Seller shall consent to a temporary and/or preliminary injunction specifically enforcing this Agreement, without bond, and, if Seller does not so consent, shall bear Purchaser's costs, including reasonable attorneys' fees, in obtaining specific enforcement. Purchaser's remedy as herein referred to shall be in addition to all others available at law to the Purchaser, including the right to recover damages.

     12.2 Support Services. During the term beginning on the Closing Date and ending on the first anniversary of the Closing Date, Seller shall provide from time to time application support to the Dynride/Passport software products and to those import utility products currently in use by the Division for the Contracts as reasonably requested by Purchaser.

     12.3 Access. Following the Closing, Seller shall allow Purchaser access to available books and records of Seller related to the Division or the Purchased Assets as Purchaser shall reasonably request.

     12.4 Trade Names. On and after the Closing Date, Seller shall not use or identify itself or himself or its/his business by any trade name included in the Proprietary Rights transferred hereby.

     12.5 Certain Payments by Purchaser. Following the Closing, Purchaser at its discretion may, but shall have no obligation to, submit payments to third parties in satisfaction of certain obligations of Seller relating to the Seller Contracts upon the receipt of a claim of such third party. Purchaser may deduct such amounts paid from the Holdback in the manner described in Section 4.2 or seek reimbursement for such payments in accordance with Section 13 of this Agreement.

     12.6 Further Instruments of Transfer. Following the Closing, at the request of the other party and at such party's sole cost and expense, each party shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

     13. Indemnification.

     13.1 Survival. The covenants and agreements contained in this Agreement, the Collateral Agreements and any agreements, certificates or other instruments delivered pursuant to this Agreement or the Collateral Agreements shall survive the Closing and remain in full force and effect. The representations and warranties contained in Sections 6 and 7 of this Agreement will survive the Closing Date for a period of two years, except for those representations and warranties contained in Sections 6.1, 6.2, 6.3, 6.4, 6.7, 6.18 (limited to the applicable statute of limitations period on any relevant claims), 7.1, 7.2 and 7.3, which shall survive indefinitely. The limitations on the survival of representations and warranties in this Agreement shall not limit any rights, causes of action or other claims either party may have against the other the other under common law, equity, statute or regulation.

     13.2 Indemnification. Each of Seller and Purchaser agrees to indemnify, defend, release and hold the other party, its parent company, Affiliates, subsidiaries or related companies, and their directors, officers and employees, harmless from and against any and all damages, losses, penalties, interest obligations, liabilities (including tax liabilities), claims, judgments, causes of action, deficiencies, costs, environmental clean up costs and expenses
(including reasonable attorneys' fees and other costs) asserted against, incurred or required to be paid by such other Party on account of or incident or pursuant to: (i) breach of any representation, warranty, covenant or agreement made by Seller or Purchaser, as applicable, in this Agreement, the Collateral Agreements or in any document delivered pursuant to or in connection with this Agreement or the Collateral Agreements; and (ii) the business or operations of Seller or Purchaser, as applicable, before, on or after the Closing Date.

     13.3 Indemnification Procedure. With respect to any matter for which indemnification is claimed for a third party hereunder, the indemnifying party will promptly notify the indemnifying party in writing after the indemnified party becomes aware of it, and the indemnifying party will promptly and diligently defend, contest, settle, compromise or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense (including reasonable attorneys' fees); provided, however, that the indemnifying party shall not, without the prior written consent of the indemnified party, consent to an entry of judgment or enter into any settlement
(i) which does not include an unconditional release of the indemnified party from all liability, or (ii) which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject. Any delay or failure to so notify the indemnifying party will only relieve the indemnifying party of its obligations hereunder to the extent, if at all, that they are prejudiced by reason of such delay or failure. The indemnified party will have the right, but not the obligation, to participate, at its own expense, in the defense by counsel of its own choosing; however, the indemnifying party will be entitled to control the defense unless the indemnified party has relieved the indemnifying party in writing from liability with respect to the particular matter. If the indemnifying party requests that the indemnified party participate in the defense, the indemnified party will so participate and the indemnifying party will reimburse the indemnified party for its expenses and the cost of providing assistance at the request of the indemnifying party, including, without limitation, reasonable attorneys' fees and investigation expenses. If the indemnifying party does not timely defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding after receipt of the required notice from the indemnified party, the indemnified party will have the right, but not the obligation, to defend, contest or otherwise protect against the same, make any compromise or settlement thereof, and recover the entire cost thereof from the indemnifying party, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim, proceeding, compromise, or settlement.

     13.4 Right of Set Off. Purchaser may, in addition to any other remedy available to Purchaser at law or in equity, withhold and set off, in accordance with the terms of this 13.4, against any and all amounts payable to Seller under this Agreement or the Collateral Agreements, any amounts for which Purchaser is due reimbursement or indemnification pursuant to this Agreement or the Collateral Agreements. Purchaser shall deliver to Seller written notice of any amounts for which it intends to exercise its set off rights hereunder, identifying the dollar amount of any such claim (the "Set-Off Notice"). If Seller delivers to Purchaser within ten days of receipt of the Set-Off Notice, a notice of dispute of any amounts in the Set-Off Notice, Seller and Purchaser shall endeavor in good faith to resolve any disputed items within 90 days after the date of the Seller's receipt of the Set-Off Notice. All amounts not in dispute shall be paid promptly to the applicable party. If such parties are unable to resolve any disputed items within such 90-day period, (i) such amounts in dispute shall be deposited by Purchaser in an interest-bearing escrow account administered at a mutually agreeable financial institution under the terms of an escrow agreement that is reasonably acceptable to the parties; and (ii) Purchaser and Seller may, as they mutually agree, promptly select a nationally known independent accounting firm with no present or prior relationship to Purchaser of Seller to resolve the dispute. The fees of the independent account shall be shared equally by Purchaser and Seller. Seller and Purchaser shall cooperate with each other in connection with the matters contemplated by this Section, including by furnishing such information and access to books, records (including accountants' work papers), personnel and properties as may be reasonably requested.

     13.5 Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

     14. Miscellaneous.

     14.1 Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedule, constitutes the entire Agreement between the parties and supersedes all previous negotiations, commitments and writings and cannot be changed or modified except by an instrument in writing signed on behalf of each of the parties.

     14.2 Governing Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by the substantive, internal laws of the State of Ohio without giving effect to principles of conflicts of laws thereof.

     14.3 Expenses. Seller and Purchaser will each pay their own expenses incidental to this Agreement, including, without limitation, fees and expenses of their respective agents, representatives, counsel, accountants and other experts.

     14.4 Notices. All notices required or permitted under this Agreement will be in writing and shall be personally delivered to the party entitled to receive the notice or sent by overnight courier (in which event notice shall be effective one business day after deposited with such courier), or by certified or registered mail, postage prepaid (in which event notice shall be effective three business days after deposited in the U.S. mail), properly addressed to the party entitled to receive such notice at the addresses stated below:

      If to Seller:                               DynTek Services, Inc.

                                                  1881 Von Karman Ave. Suite 250

                                                  Irvine, CA 92612



      with a copy to:                             Nixon Peabody LLP
                                                  437 Madison Avenue
                                                  New York, NY  10022
                                                  Attn:  Peter W. Rothberg, Esq.



      If to Purchaser:                            First Transit, Inc.

                                                  c/o FirstGroup America, Inc.

                                                  One Centennial Plaza

                                                  705 Central Avenue, Suite 500

                                                  Cincinnati, Ohio 45202

                                                  Attn: Michael C. Murray, Esq.

      with a copy to:                       Dinsmore & Shohl LLP

                                            1900 Chemed Center

                                            255 E. Fifth Street

                                            Cincinnati, Ohio 45202

                                            Attn: Charles F. Hertlein, Jr., Esq.



     14.5 Attorneys' Fees. If any party resorts to legal action to enforce any of its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses associated with such legal action, including, but not limited to court costs and reasonable attorneys' fees at trial or appeal.

     14.6 Severability. In the event any term or condition hereof is deemed by a court of competent jurisdiction to be void or unenforceable, then such term or condition shall be deemed to be reformed by such court and shall be enforceable to the maximum extent permitted by law. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     14.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, designees, executors, trustees, successors and assigns, as applicable. No party to this Agreement shall assign any of his, her or its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     14.8 Investigations. The respective representations and warranties of the Seller and Purchaser contained herein or in any certificate, opinion, Disclosure Schedule, Exhibit or other document delivered pursuant to this Agreement shall not be deemed waived or otherwise affected by any investigation or examination of the Seller, the Division, the Purchaser, or the books and records of the Seller, the Division or the Purchaser by the employees, agents or representatives of the Seller or the Purchaser.

     14.9 Failure of Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     14.10 Construction. For the construction and interpretation hereof, no individual party shall be considered the drafter hereof and each party acknowledges that it and its separate counsel negotiated and drafted, or had the opportunity to negotiate and draft, this Agreement and all related agreements and documents.

     14.11 Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereto. Any reference herein to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

     14.12 Disclosure Schedules and Exhibits. The Disclosure Schedules and Exhibits attached to this Agreement are made a part of this Agreement. The disclosures in the Disclosure Schedules, and those in any later supplement thereto, shall relate only to the representations and warranties in the Section or Subsection of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. Purchaser's rights hereunder shall not be affected by any investigation it conducts or any knowledge it acquires.

     14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties as of the Effective Date.



SELLER:                                 PURCHASER:

DYNTEK SERVICES, INC.                   FIRST Transit, INC.

By:                                     By:
   --------------------------              --------------------------

                                              Richard Clair, President

Name:
     ------------------------



Title:
      -----------------------

                                LIST OF EXHIBITS


     Exhibit 2.1                   Contracts
     Exhibit 2.3                   Permits
     Exhibit 2.4                   Office Equipment
     Exhibit 4.4                   Allocation of Purchase Price
     Exhibit 5.2.1(ii)             Form of Lease Assignment
     Exhibit 5.2.1(iv)             Opinion of Seller's Counsel
     Exhibit 5.2.1(viii)           General Assignment and Assumption Agreement
     Exhibit 5.2.2 (vii)           Opinion of Purchaser's Counsel

                                LIST OF SCHEDULES

     Schedule 6.4                  Title to Purchased Assets
     Schedule 6.6                  Seller Contracts
     Schedule 6.8                  Real Property
     Schedule 6.10.1               Cash Compensation
     Schedule 6.10.2               Compensation Plans
     Schedule 6.10.4               Employee Policies and Procedures
     Schedule 6.11.1               Employee Benefit Plans
     Schedule 6.13                 Proprietary Rights
     Schedule 6.14                 Insurance
     Schedule 6.17                 Absence of Certain Changes
     Schedule 6.18.2               Taxes
     Schedule 6.20                 Consents

Exhibit 10.2 Amendment No. 17 to Loan and Security Agreement, dated March 14, 2003, by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

                               AMENDMENT NO. 17 TO
                           LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 17, dated as of March 14, 2003 (this "Amendment"), to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (as amended by AMENDMENT NO. 1, dated as of September, 1999, AMENDMENT NO. 2 AND WAIVER, dated as of September, 1999, AMENDMENT NO. 3, dated as of December 13, 1999, AMENDMENT NO. 4, dated as of January 12, 2000, AMENDMENT NO. 5, dated as of March 24, 2000, AMENDMENT NO. 6, dated as of May 26, 2000, AMENDMENT NO. 7, dated as of July 17, 2000, AMENDMENT NO. 8 AND WAIVER, dated as of August 11, 2000, AMENDMENT NO. 9, dated as of March 30, 2001, AMENDMENT NO. 10, dated as of June 30, 2001, AMENDMENT NO. 11, dated as of December 27, 2001, AMENDMENT NO. 12, dated as of March 27, 2002, AMENDMENT NO. 13 AND WAIVER, dated as of May 20, 2002, AMENDMENT NO. 14 AND WAIVER, dated as of August 20, 2002, AMENDMENT NO. 15 AND WAIVER, dated as of October 15, 2002, and AMENDMENT NO. 16 AND WAIVER, dated as of February 19, 2003, as so amended, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and DYNTEK SERVICES, INC., a Delaware corporation, formerly known as TEKINSIGHT SERVICES, INC. and successor by merger to DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("Borrower").

                                    Preamble

     Pursuant to the Loan and Security Agreement, Foothill established a revolving line of credit for the benefit of Borrower. Borrower has requested that Foothill agree and, Foothill has agreed, to certain amendments to the Loan and Security Agreement. Accordingly, Borrower and Foothill hereby agree as follows:


Definitions. All capitalized terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

Amendments.

Section 1.1 of the Loan and Security Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

     "'Amendment No. 17 to Loan and Security Agreement' means Amendment No. 17 to Loan and Security Agreement, dated as of March 14, 2003, between Borrower and Foothill."

     "'Second Payment Date' means the earlier of (a) April 1, 2003 and (b) the date on which the Second Payment (as defined in the Waiver, Consent and Acknowledgment, dated as of March 14, 2003, to this Agreement, between Foothill and Borrower) shall have been paid to Borrower in accordance with the terms thereof."

     "'Seventeenth Amendment Effective Date' means the date upon which all of the conditions set forth in Section 3 of Amendment No. 17 to Loan and Security Agreement shall have been satisfied in full."

     The definition of the term "Maximum Amount" in Section 1.1 of the Loan and Security Agreement is hereby deleted in its entirety.

     The definition of the term "Maximum Revolving Amount" in Section 1.1 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

     "'Maximum Revolving Amount' means for the period commencing on the Seventeenth Amendment Effective Date through and including the earlier of (a) March 31, 2003 and (b) the Second Payment Date, $3,100,000, and thereafter, $2,750,000, provided that, on April 21, 2003, and on the first Business Day of each week thereafter, the Maximum Revolving Amount shall be reduced by $100,000."


Section 2.1(a) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

     "(a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower, in its sole and absolute discretion, in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) an amount equal to (A) the Borrowing Base less (B) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

     (w) the lesser of (i) 85% of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period, minus

     (x) the Michigan Tax Accrual Reserve, minus

     (y) the sum of (i) the Bank Products Reserve, and (ii) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b)."

Section 2.1(c) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

     "(c) Intentionally Omitted."

     (f) Section 2.2(a) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

     "(a) Subject to the terms and conditions of this Agreement, Foothill agrees, in its sole and absolute discretion, to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

     (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances less the aggregate amount of reserves established under Section 2.1(b); or

     (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the Maximum Revolving Amount less the amount of outstanding Advances; or

     (iii) the  outstanding  Obligations  would  exceed  the  Maximum  Revolving
Amount.

     Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6."

     (g) Section 2.5 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

     "2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 and 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section 2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit. Notwithstanding the foregoing, Foothill may from time to time in its sole discretion make discretionary Overadvances in such amounts, for such periods of time and subject to such terms and conditions as it determines."

Conditions and Covenants. This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

Foothill shall have received two (2) counterparts of this Amendment, duly executed by Borrower and the Parent.

All legal matters incident to this Amendment shall be reasonably satisfactory to Foothill and its counsel.

Representations and Warranties. Borrower hereby represents and warrants to Foothill as follows:

Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

The execution, delivery and performance of this Amendment by Borrower, and the performance by Borrower of the Loan and Security Agreement, as amended hereby
(i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by Borrower of this Amendment and the performance by Borrower of the Loan and Security Agreement, as amended hereby.

The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

Continued Effectiveness of the Loan and Security Agreement and Loan Documents. Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "therein", "thereunder", "hereunder", "herein", "hereof" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

Miscellaneous.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

This Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Loan and Security Agreement, including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.


                                        DYNTEK SERVICES, INC.,

                                        a Delaware corporation


                                        By:
                                          -------------------------------------

                                          Name:

                                          Title:


                                        FOOTHILL CAPITAL CORPORATION,

                                        a California corporation


                                        By:
                                           ------------------------------------

                                           Name:

                                           Title:



Acknowledged and Agreed upon
as of this ____ day of March, 2003

DYNTEK, INC.,
a Delaware corporation


By:
         -----------------------------------
         Name:
         Title:

Exhibit 10.3 Waiver,  Consent and Acknowledgement,  dated March 14, 2003, by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

                       WAIVER, CONSENT AND ACKNOWLEDGMENT





     WAIVER, CONSENT AND ACKNOWLEDGMENT, dated as of March 14, 2003 (the "Waiver and Consent"), to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (together with all amendments, modifications and supplements from time to time made thereto, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and DYNTEK SERVICES, INC., a Delaware corporation, formerly known as TEKINSIGHT SERVICES, INC. and successor by merger to DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("Borrower").

     The Borrower has (i) notified Foothill that, pursuant to the Asset Purchase Agreement, dated March 14, 2003, to be effective as of March 1, 2003, attached hereto in the form of Exhibit A (as in effect on the date hereof, the "Asset Purchase Agreement"), by and among the Borrower and First Transit, Inc., a Delaware corporation (the "Purchaser"), Borrower intends to sell (the "Asset Sale") certain specific assets relating to its transportation management division (the "Division"), as more fully described on Schedule I attached hereto (the "Purchased Assets"), (ii) requested that Foothill consent to the Asset Sale and the related release of liens and (iii) requested that Foothill waive any Events of Default that would otherwise arise under the Loan and Security Agreement from any noncompliance by the Borrower with certain of its covenants as a result of the Asset Sale, and Foothill is willing to grant such consent and waive such Events of Default pursuant to the terms and conditions herein.


     1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan and Security Agreement.


     2. Waiver and Consent. (a) Pursuant to the request by the Borrower, but subject to satisfaction of the conditions set forth in subsection (b) below and in Section 4 hereof, and in reliance upon the representations and warranties of the Borrower set forth herein and in the Loan and Security Agreement, Foothill hereby consents to the Asset Sale and waives any Event of Default that would otherwise arise under Section 8.2 of the Loan and Security Agreement resulting from any noncompliance by Borrower with Sections 7.3 and 7.4 of the Loan and Security Agreement solely by reason of the Asset Sale.


               (b) The consents and waivers set forth in subsection (a) above are conditioned upon the following:

                                (i) the Asset Sale shall have been consummated
not later than March __, 2003;


                                (ii) the consideration payable to the Borrower
in cash (i) upon the Closing (as defined in the Asset Purchase Agreement) shall be no less than $3,200,000 (the "Initial Payment") and (ii) on or before April 1, 2003 shall be no less than $2,750,000 (the "Second Payment" and together with the Initial Payment, the "Cash Consideration");


                                (iii) the Borrower shall cause all Cash
Consideration to be paid directly by the Purchaser to the Foothill Account which shall be applied to repay the outstanding Obligations;


                                (iv) any portion of the Collateral not
transferred to the Purchaser pursuant to the Asset Sale (the "Retained Assets") shall be retained by the Borrower subject to the first priority security interest of Foothill in such Retained Assets;


                                (v) prior to or concurrently with the
consummation of the Asset Sale, the Borrower shall deliver to Foothill a certified copy of (A) the fully executed Purchase Agreement, together with all schedules and exhibits thereto, the terms of which shall not vary from the terms set forth in the form of the Purchase Agreement attached hereto, and (B) each other material agreement, instrument or other document to be executed and delivered in connection therewith.


     (c) The waivers and consents in this Section 2 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Loan and Security Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.


     3. Termination and Release. Subject to the satisfaction of the conditions set forth in Section 2(b) hereof and in Section 4 hereof, Foothill hereby agrees, in each case, without representation, warranty or recourse of any kind to Foothill, as follows:


     (a) upon the consummation of the Asset Sale in accordance with the Purchase Agreement, any and all liens or other charges or encumbrances on, and all security interests in favor of Foothill arising under the Loan and Security Agreement in the Purchased Assets are released and terminated without any further action on the part of Foothill;


     (b) upon the consummation of the Asset Sale in accordance with the Asset Purchase Agreement, Foothill authorizes the Borrower and/or the Purchaser to file a UCC-Financing Statement Amendment in the form of Exhibit B hereto, for the limited purpose of releasing the lien of Foothill on the Purchased Assets, but at the sole cost and expense of the Borrower; and

     (c) Foothill will, at the reasonable request of the Borrower, authorize and/or execute such additional instruments and other writings, and take such other actions as the Borrower may reasonably request to effect or evidence, to the extent set forth herein, the termination of the liens and other charges and encumbrances on, and security interests in, the Purchased Assets, but at the sole cost and expense of the Borrower.


     4. Conditions to Effectiveness. This Waiver and Consent shall become effective only upon, or substantially contemporaneously with, the satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Waiver Effective Date"):


                           (a) Foothill shall have executed this Waiver and
Consent and shall have received counterparts of this Waiver and Consent which shall bear the signatures of the Borrower and the Parent; and


                           (b) all other legal matters incident to this Waiver
and Consent shall be satisfactory to Foothill and its counsel.


     5. Agreement. Subject to Section 2(b)(iii) hereof, the Borrower agrees that any amounts payable to the Borrower or any of its affiliates from time to time pursuant to the Asset Purchase Agreement (including, without limitation, the Holdback and the Additional Purchase Price, as each such term is defined in the Asset Purchase Agreement) shall be paid directly to the Foothill Account for application to the Obligations in accordance with Section 2.8 of the Loan and Security Agreement.


     6. Representations. The Borrower represents and warrants that (a) on the Waiver Effective Date and on the date of the Asset Sale, after giving effect to the waivers and consents set forth in this Waiver and Consent, the representations and warranties contained in the Loan Documents are true and correct on such date as though made on such date, (b) the Cash Consideration and the Holdback payable to the Borrower under the Asset Purchase Agreement, plus the value of any liabilities assumed by the Purchaser pursuant to the Asset Purchase Agreement, is not less than the fair market value of the Collateral to be sold pursuant to the Asset Purchase Agreement, and (c) on the Waiver Effective Date and after giving effect to the Asset Sale, Foothill shall have a perfected first priority security interest in, and lien on, all of the Retained Assets.


     7. Indemnity and Expenses.


                           (a) The Borrower hereby agrees to indemnify Foothill
and its respective employees, agents, members and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from the Asset Sale, the Asset Purchase Agreement or this Waiver and Consent, except claims, losses or liabilities resulting solely and directly from any such indemnified Person's gross negligence or willful misconduct as determined by a final non- appealable judgment of a court of competent jurisdiction.

                           (b) The Borrower hereby releases Foothill from any
duty, liability or obligation (if any) under any Loan Document in respect of the Purchased Assets


                           (c) The Borrower hereby agrees to pay to Foothill
upon demand the amount of any and all costs and expenses, including the reasonable fees, disbursements and other client charges of Foothill's counsel, which Foothill may incur in connection with this Waiver and Consent.


     8. Miscellaneous.


                           (a) THIS WAIVER AND CONSENT SHALL BE GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.


                           (b) This Waiver and Consent may be executed in two or
more counterparts (including by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                           (c) The Borrower hereby acknowledges and agrees that
this Waiver and Consent constitutes a "Loan Document" under the Loan and Security Agreement. Accordingly, it shall be an Event of Default under the Loan and Security Agreement if (i) any representation or warranty made by the Borrower under or in connection with this Waiver and Consent shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Waiver and Consent.


                           (d) Except as expressly set forth herein, this Waiver
and Consent is not, and shall not be deemed to be, a waiver of, or a consent to, any Default or Event of Default now existing or hereafter arising under the Loan and Security Agreement or any of the other Loan Documents, and Foothill fully and specifically reserves any and all rights, powers, privileges and remedies under the Loan and Security Agreement and the other Loan Documents with respect to any such Default or Event of Default.


                           (e) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS WAIVER AND CONSENT OR THE ACTIONS OF FOOTHILL IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                                   BORROWER:


                                                   DYNTEK SERVICES, INC.,
                                                   a Delaware corporation





                                                   By:
                                                       -----
                                                   Name:
                                                   Title:

                                                   LENDER:

                                                   FOOTHILL CAPITAL CORPORATION,
                                                   a California corporation



                                                   By:
                                                       -----
                                                     Name:
                                                     Title:



Acknowledged and Agreed upon
as of this ____ day of March 2003


DYNTEK, INC.,
a Delaware corporation


By:___________________________
     Name:
     Title:

Exhibit 10.4 Amendment No. 16 and Waiver, dated as of February 19, 2003, by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

                         AMENDMENT NO. 16 AND WAIVER TO
                           LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 16 AND WAIVER, dated as of February 19, 2003 (this "Amendment"), to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (as amended by AMENDMENT NO. 1, dated as of September, 1999, AMENDMENT NO. 2 AND WAIVER, dated as of September, 1999, AMENDMENT NO. 3, dated as of December 13, 1999, AMENDMENT NO. 4, dated as of January 12, 2000, AMENDMENT NO. 5, dated as of March 24, 2000, AMENDMENT NO. 6, dated as of May 26, 2000, AMENDMENT NO. 7, dated as of July 17, 2000, AMENDMENT NO. 8 AND WAIVER, dated as of August 11, 2000, AMENDMENT NO. 9, dated as of March 30, 2001, AMENDMENT NO. 10, dated as of June 30, 2001, AMENDMENT NO. 11, dated as of December 27, 2001, AMENDMENT NO. 12, dated as of March 27, 2002, AMENDMENT NO. 13 AND WAIVER, dated as of May 20, 2002, AMENDMENT NO. 14 AND WAIVER, dated as of August 20, 2002, and AMENDMENT NO. 15 AND WAIVER, dated as of October 15, 2002, as so amended, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill") and DYNTEK SERVICES, INC., a Delaware corporation, formerly known as TEKINSIGHT SERVICES, INC. and successor by merger to DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("Borrower").

                                    Preamble

     Pursuant to the Loan and Security Agreement, Foothill established a revolving line of credit for the benefit of Borrower. Borrower has requested that Foothill agree and, Foothill has agreed, to certain amendments and waivers to the Loan and Security Agreement. Accordingly, Borrower and Foothill hereby agree as follows:


Definitions. All capitalized terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

Amendments.

Paragraph (h) of the definition of the term "Eligible Accounts" in Section 1.1 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                           "(h) Accounts with respect to an Account Debtor
                  (including but not limited to, Accounts with respect to which the Account Debtor is a state or city Governmental Authority) whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that for Accounts with respect to which the Account Debtor is the State of New York, the City of New York, or a Governmental Authority located in the State of New York or City of New York, Accounts resulting in the total obligations owing by all such Account Debtors to the Borrower exceeding 60% of all Eligible Accounts in the aggregate shall not be included to the extent of the obligations in excess of such percentage; and further provided, that Foothill, in its reasonable credit judgment, remains satisfied with the credit quality of such Account Debtors;"


Section 6.23 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

     "6.23 Equity Proceeds. Borrower shall cause Parent to receive not less than $903,560 of cash proceeds of equity during the period between February 19, 2002 through February 28, 2003, which proceeds shall be used to pay the Obligations in accordance with Section 2.8(b) on or before March 15, 2003."


     Section 7.20(a) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) EBITDA: EBITDA, measured at the end of each calendar quarter, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:


            Calendar Quarter Ending:
                                                               EBITDA

              December 31, 2002                                $404,600

              March 31, 2003                                   $130,900

              June 30, 2003                                    $442,850

     provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the minimum EBITDA as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon the amounts of such EBITDA on or before the date that is 30 days after the date that Foothill has received such projections, the EBITDA at the end of each calendar quarter of the fiscal year covered by such financial projections shall not be less than $442,850;"

     Section 7.20(b) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) Tangible Net Worth: Tangible Net Worth, measured at the end of each calendar quarter, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:



            Calendar Quarter Ending:
                                                         Tangible Net Worth

              December 31, 2002                             $(23,079,988)

              March 31, 2003                                $(9,824,706)

              June 30, 2003                                 $(10,023,529)

     provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the minimum Tangible Net Worth as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon the amounts of such Tangible Net Worth on or before the date that is 30 days after the date that Foothill has received such projections, the Tangible Net Worth at the end of each calendar quarter of the fiscal year covered by such financial projections shall not be less than $(10,000,000);"


Section 7.20(d) of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

     "(d) Interest Coverage Ratio. Interest Coverage Ratio, measured at the end of each calendar quarter of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

            Calendar Quarter Ending:                  Interest Coverage Ratio

              December 31, 2002                                 1.5:1.0

              March 31, 2003                                    .36:1.0

              June 30, 2003                                     1.23:1:0

provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fifth paragraph) hereof for each fiscal year, Borrower and Foothill shall negotiate in good faith to determine the Interest Coverage Ratio as of the end of each calendar quarter covered by such financial projections and, in the event that Borrower and Foothill are unable to agree upon such Interest Coverage Ratio on or before the date that is 30 days after the date that Foothill has received such projections, the Interest Coverage Ratio for the applicable period measured at the end of each calendar quarter of the fiscal year covered by such financial projections shall not be less than 1.23 to 1:0."

                                       53
Waivers.

Effective as of the Amendment Effective Date (as defined below), and in reliance upon the representations and warranties of Borrower set forth in the Loan and Security Agreement, this Amendment and the other Loan Documents, Foothill hereby waives any Event of Default that would otherwise arise under Section 8.2 of the Loan and Security Agreement resulting from any noncompliance by Borrower solely with respect to:

                      (i) the provisions of Section 7.20(a) of the Loan and Security Agreement by reason of Borrower's failure to maintain EBITDA of at least $404,600 for the calendar quarter ended December 31, 2002; and


                      (ii) the provisions of Section 7.20(d) of the Loan and Security Agreement by reason of Borrower's failure to maintain the Interest Coverage Ratio of at least 1.5:1.0 for the calendar quarter ended December 31, 2003.

The waivers set forth above shall be specifically limited to the periods indicated herein and to the matters expressly covered thereby, and shall not by implication or otherwise limit, impair, constitute a consent to or waiver of or otherwise affect the rights or remedies of Foothill under the Loan and Security Agreement or any other Loan Document. Foothill's granting of such waivers shall not be construed as an indication that any future waiver of financial covenants or any other provision of the Loan and Security Agreement will be consented to, it being understood that the granting or denying of any consent or waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of Foothill.

Conditions and Covenants. This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

Foothill shall have received two (2) counterparts of this Amendment, duly executed by Borrower and the Parent.

All legal matters incident to this Amendment shall be reasonably satisfactory to Foothill and its counsel.

Foothill shall have received the Amendment Effective Date Fee (as defined below).

Representations and Warranties. Borrower hereby represents and warrants to Foothill as follows:

Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

The execution, delivery and performance of this Amendment by Borrower, and the performance by Borrower of the Loan and Security Agreement, as amended hereby
(i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by Borrower of this Amendment and the performance by Borrower of the Loan and Security Agreement, as amended hereby.

The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

Continued Effectiveness of the Loan and Security Agreement and Loan Documents. Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "therein", "thereunder", "hereunder", "herein", "hereof" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment, (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and (iii) confirms that Foothill is authorized, at its option, without prior notice to Borrower, to charge any fee payable by Borrower pursuant to
Section 7(d) of this Amendment to Borrower's Loan Account.

Miscellaneous.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

This Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

Borrower shall pay to Foothill a non-refundable fee equal to $50,000 (the "Amendment Fee") in consideration of the execution and delivery by Foothill of this Amendment, which fee shall be earned on the Amendment Effective Date and shall be payable as follows: (i) a portion of the Amendment Fee equal to $25,000 shall be due and payable on the Amendment Effective Date (the "Amendment Effective Date Fee") and (ii) the remaining portion of the Amendment Fee equal to $25,000 shall be due and payable on March 1, 2003.

Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.


                                           DYNTEK SERVICES, INC.,

                                           a Delaware corporation


                                           By:
                                              ----------------------------------

                                           Name:

                                           Title:


                                           FOOTHILL CAPITAL CORPORATION,

                                           a California corporation


                                           By:
                                              ----------------------------------

                                              Name:

                                              Title:



Acknowledged and Agreed upon
as of this ____ day of February, 2003

DYNTEK, INC.,
a Delaware corporation


By:
         -----------------------------------
         Name:
         Title:

Exhibit 99.1 Press Release announcing Asset Purchase Agreement closing, dated March 18, 2003.

                 DynTek Completes Divestiture of Transportation

                           Contracts for $8.2 Million



Irvine, CA -March 18, 2003 - DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions to the state and local government sector, today announced that the company has completed an agreement to transition its remaining contracts for non-emergency transportation brokerage business to First Transit, Inc. for $8.2 million. Terms of the payments are disclosed in the company's form 8-K filing and are partially subject to certain conditions. DynTek will continue to provide technology services in support of the operations.

"This transaction dramatically improves our working capital position and provides us with the opportunity to continue the expansion of our core services," said Steve Ross, DynTek's chief executive officer. "This will allow us to concentrate resources on the higher-growth segments of our business, such as the cyber security effort which has been showing significant progress and higher margins."

About DynTek

DynTek is a premier provider of technology and management solutions to the state and local government sector. The company offers a comprehensive solution, which includes consulting, security, systems integration, application development, legacy integration, support and management services. DynTek's solution has enabled major government entities in 17 states to enhance customer service, increase efficiency and improve access to government functions. For more information, visit www.dyntek.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of the company described above, government regulation, demand for our products and other risk factors described in our latest Form 10-K and other documents filed with the SEC, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of the Company's business emphasis, the ability to finance and sustain operations, including the ability to maintain and extend the Foothill Agreement when it becomes due and the ability to raise equity capital in the future, despite continuing losses from operations and a "going concern" opinion from our auditors, the Company's ability to arrange successfully for extended payment terms for certain overdue obligations and judgments against the Company, the ability to fulfill the Company's obligations to third parties, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to develop and upgrade our technology; and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance.


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